Exhibit 99.1

910 Clopper Road, Suite 220N Gaithersburg, MD 20878 tel: 240-632-0740 fax: 240-632-0735 www.genvec.com

GENVEC EFFECTS 1-FOR-10 REVERSE STOCK SPLIT

GAITHERSBURG, MD - December 1, 2016 - GenVec, Inc. (NASDAQ: GNVC) (“GenVec” or “the Company”) announced that the Company’s previously declared one-for-ten reverse stock split of its outstanding shares of common stock (the “Reverse Stock Split”) became effective today prior to the opening of trading on the NASDAQ Capital Market. The Reverse Stock Split was previously authorized at the Company’s 2016 Annual Meeting of Shareholders and the Company’s Board of Directors approved a ratio within the approved range on November 11, 2016. The Reverse Stock Split is intended to enable GenVec to regain compliance with the $1.00 minimum bid price required for continued listing on NASDAQ Capital Market.

The Reverse Stock Split is effective with respect to shareholders of record at the close of business on November 30, 2016 and trading of the Company’s common stock on the NASDAQ Capital Market will begin on a split-adjusted basis at the opening of trading on December 1, 2016. As a result of the Reverse Stock Split, each 10 shares of the Company’s common stock outstanding were combined into one share of common stock and the total number of common stock outstanding were reduced from approximately 22.73 million shares to approximately 2.27 million shares. Stockholders will receive cash in lieu of any fraction of a share that stockholders would otherwise be entitled to receive as a result of the Reverse Stock Split.

The Company has retained American Stock Transfer & Trust Company (“AST”) to act as exchange agent for the reverse stock split. AST will manage the exchange of old, pre-reverse stock split shares for new post-reverse stock split shares. Stockholders will receive a letter of transmittal providing instructions for the exchange of their shares. Stockholders who hold their shares in “street name” will be contacted by their banks or brokers with any instructions. For further information, stockholders and securities brokers should contact AST at (877) 248-6417 or (718) 921-8317.

About GenVec

GenVec is a clinical-stage gene delivery company focused on developing a pipeline of cutting-edge therapeutics and vaccines using its proprietary AdenoVerse™ gene delivery platform. The company is a pioneer in the design, testing and manufacture of adenoviral-based product candidates that can deliver on the promise of gene-based medicine. GenVec’s lead product candidate, CGF166, is licensed to Novartis and is currently in a Phase 1/2 clinical study for the treatment of hearing loss and balance disorders. In addition to its internal and partnered pipeline, the company is also focused on opportunities to license its proprietary technology platform, including vectors and production cell lines, for the development and manufacture of therapeutics and vaccines to the biopharmaceutical industry. Additional information about GenVec is available at www.genvec.com and in GenVec’s various filings with the Securities and Exchange Commission.

Statements herein relating to future financial or business performance, including with respect to the exchange of pre-Reverse Stock Split shares and the Company’s ability to regain compliance with NASDAQ Capital Market’s bid price requirement (the “Bid Price Rule”), are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, which may change over time, and there can be no assurance that pre-Reverse Stock Split shares will be exchanged or the Company will be able to regain compliance with the Bid Price Rule. Further information on the factors and risks that could affect the Company’s financial or business performance are contained in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including the risk factors discussed in Item 1A of Part I of the Company’s Form 10-K for the year ended December 31, 2015 and subsequent reports filed with the SEC. These forward-looking statements speak only as of the date of this report, and the Company assumes no duty to update forward-looking statements.

Contact:

Rena Cohen
(240) 632-5501

ir@genvec.com